UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2020

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BL	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On February 20, 2020, the board of directors (“Board”) of BlackLine, Inc. (the “Company”) appointed the Company’s current Chief Operating Officer, Marc Huffman, as President and Chief Operating Officer. In addition, the Board nominated Mr. Huffman for election to the Board at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Mr. Huffman’s biographical information is included in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on March 21, 2019. Mr. Huffman’s compensation arrangements for 2020 have not yet been determined.

There are no arrangements or understandings between Mr. Huffman and any other persons pursuant to which he was selected as President. There are no family relationships between Mr. Huffman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Press Release announcing Mr. Huffman’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Changes to the Board of Directors

On February 20, 2020, William Griffith resigned from the Board effective February 29, 2020. Mr. Griffith was previously designated by Iconiq Strategic Partners, L.P., ICONIQ Strategic Partners-B, L.P., Iconiq Strategic Partners Co-Invest, L.P., BL Series and Iconiq Strategic Partners Co-Invest, L.P., BL2 Series (individually and/or collectively, “Iconiq”) to serve as a director of the Board pursuant to the Amended and Restated Stockholders’ Agreement between the Company, Iconiq, Therese Tucker, Mario Spanicciati and Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. (collectively the “Stockholder Parties”), dated as of October 27, 2016 (the “Stockholders’ Agreement”). In addition to Mr. Griffith’s resignation, the Company announced that Mr. Spanicciati would not stand for reelection at the 2020 Annual Meeting.

Under the Stockholders’ Agreement, the Stockholder Parties are entitled to designate members of the Board subject to certain restrictions, provided however that in the event any of the Stockholder Parties no longer beneficially owns at least 5% of the total number of shares of the Company’s common stock then outstanding (the “Designation Threshold”), on a date that is 120 days before the date of the Company’s annual meeting at which directors are to be elected (the “Ownership Measurement Date”), then with respect to such meeting and thereafter, such Stockholder Parties shall have no right to designate a designee on our board of directors. As of the Ownership Measurement Date, neither Iconiq nor Mr. Spanicciati held the Designation Threshold and are therefore no longer entitled to designate designees for the 2020 Annual Meeting.

The Board thanked Messrs. Griffith and Spanicciati for their service.

On February 20, 2020, the Board nominated Marc Huffman, Therese Tucker and Thomas Unterman to stand for election as the three nominees for Class I directors at the 2020 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 25, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Karole Morgan-Prager
Name:	Karole Morgan-Prager
Title:	Chief Legal and Administrative Officer

Date: February 25, 2020